Exhibit 99.1

SAKS INCORPORATED ADJUSTS CONVERSION RATES ON CONVERTIBLE NOTES

	Contact:	C. Wes Burton, Jr.,
Treasurer		(205) 940-4795
FOR IMMEDIATE RELEASE		www.saksincorporated.com

Birmingham, Alabama (April 30, 2004)—Retailer Saks Incorporated (NYSE: SKS) (“Saks” or the “Company”) today announced that it will adjust the conversion rate on its 2% Convertible Senior Notes issued on March 17, 2004 as a result of the special one-time cash dividend payable to shareholders of record as of April 30, 2004 of $2.00 per common share. The effective date of the adjustment is May 1, 2004.

The adjusted conversion rate is 53.5087 shares of Saks common stock for each $1,000 principal amount of the notes, replacing the original conversion rate of 47.2210 shares of Saks common stock for each $1,000 of principal amount.

Saks Incorporated operates Saks Fifth Avenue Enterprises (SFAE), which consists of 62 Saks Fifth Avenue stores and 53 Saks Off 5th stores. The Company also operates its Saks Department Store Group (SDSG) with 241 department stores under the names of Parisian, Proffitt’s, McRae’s, Younkers, Herberger’s, Carson Pirie Scott, Bergner’s, and Boston Store and 22 Club Libby Lu specialty stores.

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